Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS ISSUES SOLID THIRD QUARTER RESULTS

•	Adjusted FFO, Net Operating Income (NOI), Average Rent Per Square Foot, and Mall Tenant Sales Per Square Foot Up

•	The Mall at University Town Center Opens Over 90 percent Leased

•	Sale of Seven Malls to Starwood Capital Group Complete

•	Post-Sale Portfolio Releasing Spreads 30 percent

BLOOMFIELD HILLS, Mich., Oct. 30, 2014 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2014.

	September 30, 2014 Three Months Ended	September 30, 2013 Three Months Ended	September 30, 2014 Nine Months Ended	September 30, 2013 Nine Months Ended
Net income allocable to common shareholders (EPS) per diluted share	$0.53	$0.38	$6.60	$1.09
Funds from Operations (FFO) per diluted share Growth rate	$0.87 (2.2)%	$0.89	$2.57 1.6%	$2.53
Adjusted Funds from Operations (Adjusted FFO) per diluted share(1) Growth rate	$0.91 2.2%	$0.89	$2.67 5.5%	$2.53
(1) Adjusted FFO for the three and nine months ended September 30, 2014 excludes charges related to the sale of seven centers to Starwood.

“It was a productive quarter with solid results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Then in October, we were delighted with the very successful opening of University Town Center in Sarasota, Florida. We were also pleased to complete the Starwood transaction, which is transformational for the company.

“With increased rents and recoveries and lower predevelopment expenses, our adjusted FFO grew by two cents in the quarter despite a tough comparison with last year,” added Mr. Taubman. Last year the company received the final incentive fee for leasing IFC Mall in Seoul, South Korea. This year the company is also experiencing dilution from the January 2014 sales of Arizona Mills (Tempe, Ariz.) and a 49.9 percent interest in International Plaza (Tampa, Fla.). These items combined for nearly 10 cents of FFO during the third quarter of last year.

Operating Statistics

Comparable center NOI excluding lease cancellation income was up 2.5 percent in the quarter, bringing year-to-date growth to 3 percent. Excluding the company’s assets that were sold to Starwood, comparable center NOI excluding lease cancellation income was up 2.8 percent in the quarter, and up 3.1 percent year-to-date.

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Average rent per square foot for the quarter was $51.54, up 4.5 percent from $49.31 in the comparable period last year. Excluding the company’s assets that were sold to Starwood, average rent per square foot for the quarter was $61.12, up 6.3 percent.

Trailing 12-month releasing spreads per square foot for the period ended September 30, 2014 were 22.3 percent. Excluding the company’s assets that were sold to Starwood, spreads were 29.9 percent.

Excluding the company’s assets that were sold to Starwood, mall tenant sales per square foot were up 0.2 percent from the third quarter of 2013. This brings the company's 12-month trailing mall tenant sales per square foot to $807, a 1 percent decline from the 12-months ended September 30, 2013.

“Our releasing spreads were outstanding and although mall tenant sales per square foot were only modestly positive, we were encouraged by an acceleration throughout the quarter,” said Mr. Taubman.

Excluding the company’s assets that were sold to Starwood, ending occupancy in comparable centers was 94.1 percent, down 1.5 percent. This includes temporary tenants of 2.7 percent.

Sale of Seven Malls to Starwood Complete

In October, the company completed the previously announced sales of seven malls to Starwood. The sales are part of the company’s ongoing strategy to recycle capital, maximize its NOI growth rate and create net asset value for investors over time. Total consideration, excluding transaction costs, was $1.403 billion. See Taubman Completes Sale of Seven Malls to Starwood Capital Group - Oct. 17, 2014.

The Mall at University Town Center Successfully Opened October 16, 2014

On October 16, 2014, the company held the grand opening of The Mall at University Town Center (UTC) (Sarasota, Fla.), the only newly built enclosed regional shopping center to open in the United States this year. The Mall at UTC, which is anchored by Saks Fifth Avenue, Macy’s and Dillard’s, opened over 90 percent leased. Well over half of the center’s more than 100 retailers and restaurants are unique to the Sarasota-Manatee market.

The Mall at UTC is the focal point of the larger University Town Center Development that features additional retail, dining and hotels, with a world-class rowing competition facility located immediately adjacent to the mall. “We have filled the tremendous void for upscale retail in the broader Sarasota market,” said Mr. Taubman. See Shoppers Welcome Sarasota’s Premier Shopping Destination - Oct. 16, 2014.

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Ownership in Hanam Union Square Increased

In August, the company announced it increased its ownership in the Hanam Union Square project. Taubman Asia partnered with a major institution in Asia to acquire an additional 19 percent stake from Shinsegae Group. The new institutional partner owns 14.7 percent of the project, increasing Taubman Asia’s effective ownership from 30 percent to 34.3 percent. Collectively, the partnership has a 49 percent ownership interest. See Taubman Asia Announces Additional Partner and Ownership Increase in Hanam Union Square, South Korea - Aug. 26, 2014.

2014 Guidance

The company is changing its guidance for 2014 Adjusted FFO per diluted share to the range of $3.58 to $3.68 from the previous range of $3.72 to $3.82. This guidance now includes the impact of the company’s sale of seven centers to Starwood, which the company estimates will reduce adjusted FFO by 14 cents. The company’s Adjusted FFO guidance excludes charges related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur note payable, a restructuring charge, and disposition and debt extinguishment costs incurred related to the sale of centers to Starwood.

The company’s 2014 FFO per diluted share guidance is $3.07 to $3.17 per share.

2014 EPS is expected to be in the range of $13.40 to $13.54. 2014 EPS includes $5.30 per share gains from the first quarter 2014 sales of the company's 50 percent interest in Arizona Mills, land in Syosset, New York, and a 49.9 percent interest in International Plaza. The range also includes the impact of the company’s sale of seven centers to Starwood. The impact includes an estimated gain of approximately $600 million, or $6.65 per share, to be recognized in the fourth quarter of 2014.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Dispositions

•	Capital Spending

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•	Operational Statistics

•	Operational Statistics - Excluding Centers Sold to Starwood Capital Group in October 2014

•	Owned Centers

•	Major Tenants in Owned Portfolio - Excluding Centers Sold to Starwood Capital Group in October 2014

•	Anchors in Owned Portfolio - Excluding Centers Sold to Starwood Capital Group in October 2014

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Friday, October 31 to discuss these results, business conditions and the company’s outlook for the remainder of 2014. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman

Taubman Centers, Inc. is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 21 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing five properties in the U.S. and Asia totaling 4.7 million square feet. Taubman, with more than 60 years of experience in the shopping center industry, is headquartered in Bloomfield Hills, Mich., and Taubman Asia is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2014 and 2013
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2014	2013	2014	2013
Net income	56,637	43,243	621,848	123,202
Noncontrolling share of income of consolidated joint ventures	(2,643)	(2,198)	(8,013)	(6,752)
Noncontrolling share of income of TRG	(14,057)	(10,338)	(170,922)	(29,915)
Preferred stock dividends	(5,784)	(5,784)	(17,353)	(15,148)
Distributions to participating securities of TRG	(471)	(435)	(1,409)	(1,313)
Net income attributable to Taubman Centers, Inc. common shareowners	33,682	24,488	424,151	70,074
Net income per common share - basic	0.53	0.38	6.71	1.10
Net income per common share - diluted	0.53	0.38	6.60	1.09
Beneficial interest in EBITDA - Combined (1)	116,972	128,320	838,015	371,430
Adjusted Beneficial interest in EBITDA - Combined (1)	120,354	128,320	360,613	371,430
Funds from Operations (1)	78,450	80,500	231,537	230,222
Funds from Operations attributable to TCO (1)	56,045	57,737	165,418	164,692
Funds from Operations per common share - basic (1)	0.89	0.91	2.62	2.59
Funds from Operations per common share - diluted (1)	0.87	0.89	2.57	2.53
Adjusted Funds from Operations (1)	81,832	80,500	240,755	230,222
Adjusted Funds from Operations attributable to TCO (1)	58,466	57,737	172,015	164,692
Adjusted Funds from Operations per common share- basic (1)	0.92	0.91	2.72	2.59
Adjusted Funds from Operations per common share- diluted (1)	0.91	0.89	2.67	2.53
Weighted average number of common shares outstanding - basic	63,317,680	63,753,748	63,249,400	63,653,155
Weighted average number of common shares outstanding - diluted	64,087,742	64,690,909	64,876,051	64,702,648
Common shares outstanding at end of period	63,319,539	63,524,788
Weighted average units - Operating Partnership - basic	88,453,782	88,933,226	88,392,327	88,903,234
Weighted average units - Operating Partnership - diluted	90,095,106	90,741,649	90,018,978	90,823,989
Units outstanding at end of period - Operating Partnership	88,454,989	88,702,310
Ownership percentage of the Operating Partnership at end of period	71.6%	71.6%
Number of owned shopping centers at end of period (2)	24	25	24	25

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(3)	2.5%	3.2%	3%	4.0%
Ending occupancy - all centers	89.0%	90.9%	89.0%	90.9%
Ending occupancy - comparable (3)	89.6%	91.0%	89.6%	91.0%
Average occupancy - all centers	89.2%	90.8%	89.7%	90.7%
Average occupancy - comparable (3)	89.7%	90.8%	90.3%	90.6%
Leased space - all centers	91.2%	92.6%	91.2%	92.6%
Leased space - comparable (3)	91.6%	92.8%	91.6%	92.8%
Average rent per square foot - Consolidated Businesses (3)	48.58	48.13	48.11	48.04
Average rent per square foot - Unconsolidated Joint Ventures (3)	58.20	52.79	58.02	52.19
Average rent per square foot - Combined (3)	51.54	49.31	51.07	49.09

Operating Statistics Excluding Centers Sold to Starwood Capital Group in October 2014(5):
Net Operating Income excluding lease cancellation income - growth % (1)	2.8%		3.1%
Ending occupancy - comparable (3)	91.4%	92.9%	91.4%	92.9%
Ending occupancy - comparable with TILs (3)	94.1%	95.6%	94.1%	95.6%
Leased space - comparable (3)	93.4%	94.7%	93.4%	94.7%
Average rent per square foot - Combined (3)	61.12	57.50	60.37	57.15
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	15.0%	14.4%	14.8%	13.9%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.5%	14.1%	14.1%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.8%	14.3%	14.5%	13.7%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	15.1%	14.5%	14.9%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.5%	13.9%	14.1%	13.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.9%	14.3%	14.5%	13.6%
Mall tenant sales - all centers (4)	1,121,619	1,177,657	3,368,300	3,578,702
Mall tenant sales - comparable (3)(4)	1,111,848	1,126,993	3,344,320	3,447,116

Taubman Centers/6

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and nine month periods ended September 30, 2014, FFO and EBITDA were adjusted for expenses related to the sale of seven centers to an affiliate of Starwood Capital Group (Starwood) completed in October 2014. Specifically, these measures were adjusted for charges related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur Center (MacArthur) note payable, a restructuring charge and disposition costs incurred related to the sale. In addition, for the nine month period ended September 30, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	In October 2014, the Company completed the sale of seven centers to affiliates of Starwood Capital Group.

(3)	Statistics exclude non-comparable centers. In 2014 and 2013, non-comparable centers are Taubman Prestige Outlets Chesterfield and Arizona Mills.

(4)	Based on reports of sales furnished by mall tenants.

(5)	Statistics have been adjusted to exclude the portfolio of seven centers included in the sale to Starwood Capital Group in October 2014.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	96,691	48,226	103,501	42,532
Percentage rents	5,263	2,270	7,021	2,137
Expense recoveries	63,527	28,517	67,943	25,738
Management, leasing, and development services	3,135		8,753
Other	7,428	1,658	6,720	1,452
Total revenues	176,044	80,671	193,938	71,859

EXPENSES:
Maintenance, taxes, utilities, and promotion	52,184	20,457	55,375	18,807
Other operating	18,036	3,611	19,295	3,372
Management, leasing, and development services	1,539		1,027
General and administrative	11,369		11,812
Restructuring charge	3,031
Interest expense	23,382	18,255	32,515	17,048
Depreciation and amortization	24,553	11,939	40,982	10,068
Total expenses	134,094	54,262	161,006	49,295

Nonoperating income (expense)	891	(22)	(456)	(1)
	42,841	26,387	32,476	22,563
Income tax expense	(683)		(1,453)
Equity in income of Unconsolidated Joint Ventures	14,479		12,220
Net income	56,637		43,243
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,643)		(2,198)
Noncontrolling share of income of TRG	(14,057)		(10,338)
Distributions to participating securities of TRG	(471)		(435)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	33,682		24,488

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	90,776	56,581	105,973	49,679
EBITDA - outside partners' share	(5,566)	(24,819)	(5,653)	(21,679)
Beneficial interest in EBITDA	85,210	31,762	100,320	28,000
Beneficial interest expense	(21,273)	(10,006)	(30,352)	(9,415)
Beneficial income tax expense - TRG and TCO	(683)		(1,453)
Beneficial income tax expense - TCO	112		(29)
Non-real estate depreciation	(888)		(787)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations contribution	56,694	21,756	61,915	18,585

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	405	304	1,081	226
Green Hills purchase accounting adjustments - minimum rents increase	229		186
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	306		858
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
Taubman BHO headquarters purchase accounting adjustment -
interest expense reduction	183

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	291,113	143,098	309,043	124,679
Percentage rents	11,019	5,427	13,732	5,763
Expense recoveries	187,439	83,144	197,549	73,922
Management, leasing, and development services	8,605		13,954
Other	22,631	6,521	21,104	4,820
Total revenues	520,807	238,190	555,382	209,184

EXPENSES:
Maintenance, taxes, utilities, and promotion	148,955	60,449	154,694	53,993
Other operating	49,582	13,035	53,950	11,643
Management, leasing, and development services	4,520		4,172
General and administrative	34,493		36,676
Restructuring charge	3,031
Interest expense	74,946	54,284	99,589	50,976
Depreciation and amortization	96,521	34,731	116,262	29,326
Total expenses	412,048	162,499	465,343	145,938

Nonoperating income (expense) (2)	(3,327)	(25)	1,831	(1)
	105,432	75,666	91,870	63,245
Income tax expense	(1,693)		(2,715)
Equity in income of Unconsolidated Joint Ventures	41,222		34,047
	144,961		123,202
Gain on dispositions of International Plaza, Arizona Mills, and Oyster Bay, net of tax (3)	476,887
Net income	621,848		123,202
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(8,013)		(6,752)
Noncontrolling share of income of TRG	(170,922)		(29,915)
Distributions to participating securities of TRG	(1,409)		(1,313)
Preferred stock dividends	(17,353)		(15,148)
Net income attributable to Taubman Centers, Inc. common shareowners	424,151		70,074

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (4)	763,519	164,681	307,721	143,547
EBITDA - outside partners' share	(17,840)	(72,345)	(17,068)	(62,770)
Beneficial interest in EBITDA	745,679	92,336	290,653	80,777
Gain on dispositions of International Plaza, Arizona Mills, and Oyster Bay	(486,620)
Beneficial interest expense	(68,687)	(29,805)	(93,049)	(28,192)
Beneficial income tax expense - TRG and TCO	(1,693)		(2,715)
Beneficial income tax expense - TCO	258		132
Non-real estate depreciation	(2,578)		(2,236)
Preferred dividends and distributions	(17,353)		(15,148)
Funds from Operations contribution	169,006	62,531	177,637	52,585

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,229	843	2,881	451
Green Hills purchase accounting adjustments - minimum rents increase	620		590
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	917		2,573
Waterside Shops purchase accounting adjustments - interest expense reduction		788		788
Taubman BHO headquarters purchase accounting adjustment
interest expense reduction	425

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
Nonoperating expense for the nine months ended September 30, 2014 includes $5.5 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap in connection with the Starwood transaction and $1million of disposition costs related to the sale of seven centers to Starwood Capital Group.

(3)
During the nine months ended September 30, 2014, the gain on dispositions of interests in International Plaza, Arizona Mills and land in Syosset, New York related to the former Oyster Bay project is net of income tax expense of $9.7 million.

(4)
For the nine months ended September 30, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and Land in Syosset, New York related to the former Oyster Bay project.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended September 30, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	33,682	63,317,680	0.53	24,488	63,753,748	0.38

Add impact of share-based compensation	121	770,062		107	937,161

Net income attributable to TCO common shareowners - Diluted	33,803	64,087,742	0.53	24,595	64,690,909	0.38

Add depreciation of TCO's additional basis	1,617		0.03	1,720		0.03
Add (less) TCO's additional income tax expense	112		0.00	(29)		(0.00)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	35,532	64,087,742	0.55	26,286	64,690,909	0.41

Add:
Noncontrolling share of income of TRG	14,057	25,136,102		10,338	25,179,478
Distributions to participating securities of TRG	471	871,262		435	871,262

Net income attributable to partnership unitholders
and participating securities	50,060	90,095,106	0.56	37,059	90,741,649	0.41

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,553		0.27	40,982		0.45
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(814)		(0.01)	(1,292)		(0.01)
Share of Unconsolidated Joint Ventures	7,277		0.08	6,365		0.07
Non-real estate depreciation	(888)		(0.01)	(787)		(0.01)
Less impact of share-based compensation	(121)		(0.00)	(107)		(0.00)

Funds from Operations	78,450	90,095,106	0.87	80,500	90,741,649	0.89

TCO's average ownership percentage of TRG	71.6%			71.7%

Funds from Operations attributable to TCO,
excluding additional income tax expense (benefit)	56,157		0.87	57,708		0.89

Add (less) TCO's additional income tax benefit (expense)	(112)		(0.00)	29		0.00

Funds from Operations attributable to TCO	56,045		0.87	57,737		0.89

Funds from Operations	78,450	90,095,106	0.87	80,500	90,741,649	0.89

Disposition costs related to the Starwood sale	513		0.01
Restructuring charge	3,031		0.03
Discontinuation of hedge accounting - MacArthur	(162)		(0.00)

Adjusted Funds from Operations	81,832	90,095,106	0.91	80,500	90,741,649	0.89

TCO's average ownership percentage of TRG	71.6%			71.7%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax benefit (expense)	58,578		0.91	57,708		0.89

Add (less) TCO's additional income tax benefit (expense)	(112)		(0.00)	29		0.00

Adjusted Funds from Operations attributable to TCO	58,466		0.91	57,737		0.89

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	424,151	63,249,400	6.71	70,074	63,653,155	1.10

Add distributions to participating securities of TRG	1,409	871,262
Add impact of share-based compensation	2,742	755,389		352	1,049,493

Net income attributable to TCO common shareowners - Diluted	428,302	64,876,051	6.60	70,426	64,702,648	1.09

Add depreciation of TCO's additional basis	5,057		0.08	5,160		0.08
Add TCO's additional income tax expense	258		0.00	132		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	433,617	64,876,051	6.68	75,718	64,702,648	1.17

Add:
Noncontrolling share of income of TRG	170,922	25,142,927		29,915	25,250,079
Distributions to participating securities of TRG				1,313	871,262

Net income attributable to partnership unitholders
and participating securities	604,539	90,018,978	6.72	106,946	90,823,989	1.18

Add (less) depreciation and amortization:
Consolidated businesses at 100%	96,521		1.07	116,262		1.28
Depreciation of TCO's additional basis	(5,057)		(0.06)	(5,160)		(0.06)
Noncontrolling partners in consolidated joint ventures	(3,568)		(0.04)	(3,776)		(0.04)
Share of Unconsolidated Joint Ventures	21,309		0.24	18,538		0.20
Non-real estate depreciation	(2,578)		(0.03)	(2,236)		(0.02)
Less gain on dispositions, net of tax	(476,887)		(5.30)
Less impact of share-based compensation	(2,742)		(0.03)	(352)		(0.00)

Funds from Operations	231,537	90,018,978	2.57	230,222	90,823,989	2.53

TCO's average ownership percentage of TRG	71.6%			71.6%

Funds from Operations attributable to TCO,
excluding additional income tax expense	165,676		2.57	164,824		2.53

Less TCO's additional income tax expense	(258)		(0.00)	(132)		(0.00)

Funds from Operations attributable to TCO	165,418		2.57	164,692		2.53

Funds from Operations	231,537	90,018,978	2.57	230,222	90,823,989	2.53

Disposition costs related to the Starwood sale	954		0.01
Restructuring charge	3,031		0.03
Discontinuation of hedge accounting - MacArthur	5,233		0.06

Adjusted Funds from Operations	240,755	90,018,978	2.67	230,222	90,823,989	2.53

TCO's average ownership percentage of TRG	71.6%			71.6%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	172,273		2.67	164,824		2.53

Less TCO's additional income tax expense	(258)		(0.00)	(161)		(0.00)

Adjusted Funds from Operations attributable to TCO	172,015		2.67	164,692		2.53

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2014 and 2013
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2014	2013	2014	2013

Net income	56,637	43,243	621,848	123,202

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,553	40,982	96,521	116,262
Noncontrolling partners in consolidated joint ventures	(814)	(1,292)	(3,568)	(3,776)
Share of Unconsolidated Joint Ventures	7,277	6,365	21,309	18,538

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	23,382	32,515	74,946	99,589
Noncontrolling partners in consolidated joint ventures	(2,109)	(2,163)	(6,259)	(6,540)
Share of Unconsolidated Joint Ventures	10,006	9,415	29,805	28,192
Share of income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay			9,733
Other income tax expense	683	1,453	1,693	2,715

Less noncontrolling share of income of consolidated joint ventures	(2,643)	(2,198)	(8,013)	(6,752)

Beneficial Interest in EBITDA	116,972	128,320	838,015	371,430

TCO's average ownership percentage of TRG	71.6%	71.7%	71.6%	71.6%

Beneficial Interest in EBITDA attributable to TCO	83,732	91,989	599,493	265,925

Beneficial Interest in EBITDA	116,972	128,320	838,015	371,430

Disposition costs related to the Starwood sale	513		954
Restructuring charge	3,031		3,031
Discontinuation of hedge accounting - MacArthur	(162)		5,233
Gain on dispositions of International Plaza, Arizona Mills, and Oyster Bay			(486,620)

Adjusted Beneficial Interest in EBITDA	120,354	128,320	360,613	371,430

TCO's average ownership percentage of TRG	71.6%	71.7%	71.6%	71.6%

Adjusted Beneficial Interest in EBITDA attributable to TCO	86,153	91,989	258,036	265,925

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended September 30, 2014, 2013, and 2012
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2014		2013		2013		2012		2014		2013		2013		2012
Net income	56,637		43,243		43,243		45,061		621,848		123,202		123,202		108,686

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,553		40,982		40,982		36,414		96,521		116,262		116,262		109,083
Noncontrolling partners in consolidated joint ventures	(814)		(1,292)		(1,292)		(2,888)		(3,568)		(3,776)		(3,776)		(7,650)
Share of Unconsolidated Joint Ventures	7,277		6,365		6,365		5,311		21,309		18,538		18,538		15,786
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	23,382		32,515		32,515		34,943		74,946		99,589		99,589		109,146
Noncontrolling partners in consolidated joint ventures	(2,109)		(2,163)		(2,163)		(4,225)		(6,259)		(6,540)		(6,540)		(12,634)
Share of Unconsolidated Joint Ventures	10,006		9,415		9,415		8,765		29,805		28,192		28,192		25,084
Share of income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay									9,733
Other income tax expense	683		1,453		1,453		667		1,693		2,715		2,715		1,393
Less noncontrolling share of income of consolidated joint ventures	(2,643)		(2,198)		(2,198)		(2,079)		(8,013)		(6,752)		(6,752)		(6,788)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,566		5,653		5,653		9,257		17,840		17,068		17,068		27,117
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	24,819		21,679		21,679		21,536		72,345		62,770		62,770		62,259

EBITDA at 100%	147,357		155,652		155,652		152,762		928,200		451,268		451,268		431,482

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,369		11,812		11,812		9,571		34,493		36,676		36,676		28,021
Management, leasing, and development services, net	(1,596)		(7,726)		(7,726)		(4,069)		(4,085)		(9,782)		(9,782)		(5,767)
Straight-line of rents	(1,195)		(1,706)		(1,706)		(2,055)		(3,482)		(4,320)		(4,320)		(4,535)
Gain on dispositions of International Plaza, Arizona Mills, and Oyster Bay									(486,620)
Disposition costs related to the Starwood sale	519								960
Restructuring charge	3,031								3,031
Discontinuation of hedge accounting - MacArthur	(171)								5,507
Gain on sale of peripheral land											(863)		(863)
Gain on sale of marketable securities											(1,323)		(1,323)
Dividend income	(761)								(1,597)
Interest income	(456)		(43)		(43)		(74)		(764)		(144)		(144)		(270)
Other nonoperating expense (income)			500		500				(754)		500		500
Non-center specific operating expenses and other	5,628		7,987		7,995		6,357		14,587		18,503		18,781		21,773

NOI - all centers at 100%	163,725		166,476		166,484		162,492		489,476		490,515		490,793		470,704

Less - NOI of non-comparable centers	698	(1)	(6,360)	(2)	(1,781)	(3)	(2,487)	(4)	(174)	(5)	(19,392)	(2)	(7,306)	(3)	(5,842)	(4)

NOI at 100% - comparable centers	164,423		160,116		164,703		160,005		489,302		471,123		483,487		464,862

NOI - growth %	2.7%				2.9%				3.9%				4.0%

NOI at 100% - comparable centers	164,423		160,116		164,703		160,005		489,302		471,123		483,487		464,862

Lease cancellation income	(1,126)		(761)		(741)		(1,076)		(7,375)		(3,027)		(3,007)		(3,015)

NOI at 100% - comparable centers excluding lease cancellation income	163,297		159,355		163,962		158,929		481,927		468,096		480,480		461,847

NOI excluding lease cancellation income - growth %	2.5%				3.2%				3.0%				4.0%

NOI at 100% excluding lease cancellation income - post-sale portfolio growth % (6)	2.8%								3.1%

(1)	Includes Taubman Prestige Outlets Chesterfield.
(2)	Includes Arizona Mills and Taubman Prestige Outlets Chesterfield
(3)	Includes City Creek Center and Taubman Prestige Outlets Chesterfield.
(4)	Includes City Creek Center.
(5)	Includes Taubman Prestige Outlets Chesterfield and Arizona Mills for the approximately one-month period prior to its disposition.
(6)
In addition to non-comparable centers excluded above, excludes NOI of Fairlane Town Center, MacArthur Center, Northlake Mall, The Mall at Partridge Creek, Stony Point Fashion Park, The Mall at Wellington Green, and The Shops at Willow Bend.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of September 30, 2014 and December 31, 2013
(in thousands of dollars)
	As of
	September 30, 2014	December 31, 2013
Consolidated Balance Sheet of Taubman Centers, Inc. (1) :

Assets:
Properties	3,143,649	4,485,090
Accumulated depreciation and amortization	(951,736)	(1,516,982)
	2,191,913	2,968,108
Investment in Unconsolidated Joint Ventures	361,729	327,692
Cash and cash equivalents	45,725	40,993
Restricted cash	43,258	5,046
Accounts and notes receivable, net	38,187	73,193
Accounts receivable from related parties	2,258	1,804
Deferred charges and other assets	149,042	89,386
Assets of centers held for sale (2)	780,063
	3,612,175	3,506,222
Liabilities:
Notes payable	2,015,999	3,058,053
Accounts payable and accrued liabilities	275,211	292,280
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	401,809	371,549
Liabilities of centers held for sale (2)	652,068
	3,345,087	3,721,882
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	633	631
Additional paid-in capital	809,071	796,787
Accumulated other comprehensive income (loss)	(9,258)	(8,914)
Dividends in excess of net income	(587,291)	(908,656)
	213,180	(120,127)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(17,790)	(37,191)
Noncontrolling interests in partnership equity of TRG	71,698	(58,342)
	53,908	(95,533)
	267,088	(215,660)
	3,612,175	3,506,222

Combined Balance Sheet of Unconsolidated Joint Ventures (1)(3):
Assets:
Properties	1,517,439	1,305,658
Accumulated depreciation and amortization	(539,451)	(478,820)
	977,988	826,838
Cash and cash equivalents	28,763	28,782
Accounts and notes receivable, net	29,399	33,626
Deferred charges and other assets	31,740	28,095
	1,067,890	917,341
Liabilities:
Notes payable	1,785,602	1,551,161
Accounts payable and other liabilities	73,889	70,226
	1,859,491	1,621,387
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(448,523)	(406,266)
Accumulated deficiency in assets - Joint Venture Partners	(333,220)	(285,904)
Accumulated other comprehensive income (loss) - TRG	(4,929)	(5,938)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(4,929)	(5,938)
	(791,601)	(704,046)
	1,067,890	917,341

(1)
International Plaza was consolidated in the Company's balance sheet as of December 31, 2013 but is an Unconsolidated Joint Venture as of September 30, 2014 as a result of the January 2014 disposition of interests.

(2)	Includes the assets and liabilities of the shopping centers included in the sale to Starwood Capital Group in October 2014.
(3)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in Asia projects that are currently under development.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2014

Adjusted Funds from Operations per common share	3.58	3.68

Debt extinguishment costs	(0.39)	(0.39)

Discontinuation of hedge accounting - MacArthur	(0.08)	(0.08)

Restructuring charge	(0.03)	(0.03)

Disposition costs related to the Starwood sale	(0.01)	(0.01)

Funds from Operations per common share	3.07	3.17

Gain on dispositions, net of tax (1)	11.95	11.95

Real estate depreciation - TRG (2)	(1.50)	(1.45)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	13.40	13.54

(1)
During the nine months ended September 30, 2014, the Company recognized a gain (net of tax) of $476.9 million from dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project. In the fourth quarter, the Company expects to recognize a gain of approximately $600 million, or $6.65 per share, related to the sale of centers to Starwood in October 2014. This represents an approximation of the Company's share of the gain that will be recorded on the sale of the centers. The actual gain recorded on the sale of centers to Starwood will be based on the balance sheets of the disposed centers at closing and be subject to final prorations and adjustments.

(2)	Effective with the June 2014 announcement of the Starwood sale, the Company ceased recognizing depreciation on the property balances that are classified as held for sale.